CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the PIA Mutual Fund, hereby certifies, to such officer's knowledge, that the report on Form N-CSR of the PIA Mutual Fund for the period ended May 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the PIA Mutual Fund.

/s/ Lloyd McAdams                           /s/ Heather U. Baines
----------------------------                ----------------------------
    Lloyd McAdams                               Heather U. Baines
    Chief Executive Officer,                    Chief Financial Officer,
    PIA Mutual Fund                             PIA Mutual Fund

Dated:  August 4, 2003

A signed original of this written statement required by Section 906 has been provided to PIA Mutual Fund and will be retained by PIA Mutual Fund and furnished to the SEC or its staff upon request.





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